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                                                                    EXHIBIT 10.8

                              EMPLOYMENT AGREEMENT

         This Employment Agreement (the "Agreement"), entered into as of the [ ] day of December, 1999, is by and among QK HEALTHCARE, INC., a Delaware corporation (the "Company"), and Michael Sosnowik (the "Executive").

                              W I T N E S S E T H :

         WHEREAS, the Company desires to employ the Executive as President of the Company under the terms and conditions specified herein, and the Executive desires to be so employed by the Company.

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties do hereby agree as follows:

         1.       EMPLOYMENT AND DUTIES.

         (a) Effective as of the effective date of the Company's initial public offering and through the four year period ending on the fourth annual anniversary of such effective date, the Company hereby agrees to employ the Executive as President of the Company. As such, the Executive shall have the responsibilities, duties and authority reasonably accorded to and expected of such position. The Executive will report directly to the Board of Directors of the Company and carry out its directives.

         (b) The Executive hereby agrees to accept the employment, responsibilities and duties described in subparagraph (a) above upon the terms and conditions herein contained. The Executive agrees to devote all of his business and productive time, skill, attention and efforts to promote and further the business of the Company. In all aspects of his employment, the Executive shall faithfully adhere to, execute and fulfill all directives, policies and standards established by the Company. The Executive shall not, during the term of the Executive's employment hereunder, be engaged in any other business activity pursued for gain, profit or other pecuniary advantage if such activity interferes with the Executive's duties and responsibilities hereunder.

         2. COMPENSATION. For all services rendered by the Executive, the Company shall compensate the Executive as follows:

         (a) BASE SALARY. The Company shall pay to the Executive base salary at the rate of $12,500 per week. Base salary shall be paid in accordance with the Company's standard payroll procedures.

         (b) STOCK OPTIONS. Effective as of the effective date of the Company's initial public offering, the Company agrees to award the Executive: (i)
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a non-qualified stock option to purchase 1,000,000 shares of the common stock of the Company, $.001 par value (the "Common Stock") at an exercise price equal to the initial offering price of the Company's Common Stock being offered in its initial public offering (the "IPO Price") less $5.00 per share; (ii) a non-qualified stock option to purchase 235,000 shares of Common Stock at an exercise price equal to the IPO Price and (iii) a qualified stock option to purchase 65,000 shares of Common Stock at an exercise price equal to the IPO Price. The options shall have a term of 10 years except as otherwise provided in the stock option agreements and will be immediately exercisable. The shares issued upon exercise will be subject to restrictions on resale. The options shall be embodied in a written option agreements between the Company and the Executive in the forms attached hereto as Exhibit A, the terms of which shall be conclusive and binding.

         (c) WELFARE AND RETIREMENT BENEFITS. During the term of the Executive's employment with the Company, the Executive may participate in such employee benefit plans, including but not limited to 401(k), and health insurance plans, as the Company makes available generally to executives of the Company.

         (d) BUSINESS EXPENSES. During the term of this Agreement, the Company will reimburse the Executive in a manner consistent with Company practice for any reasonable travel and out-of-pocket expenses actually incurred by the Executive in connection with his employment hereunder. The Company's agreement under this subparagraph (d) is subject to the Executive's substantiation and reporting of such expenses in accordance with Company policy and federal and state income tax laws.

         (e) VACATION. The Executive shall be entitled to vacation in accordance with standard policy for all executives of the Company.

         3.       NON-COMPETITION AGREEMENT.

         (a) The Executive shall not, during the period of the Executive's employment by or with the Company, and for a period of one (1) year immediately following the termination of the Executive's employment under this Agreement, for any reason whatsoever, directly or indirectly, for the Executive or on behalf of or in conjunction with any other person, persons, company, partnership, corporation or business of whatever nature:

                           (i) engage, as an officer, director, stockholder,
                  owner, partner, joint venturer, or in a managerial, consulting or advisory capacity, whether as an employee, independent contractor, consultant or advisor, or as a sales representative, in any business which offers any services or products in direct competition with the Company within the United States of America ("USA");

                           (ii) call upon any person who is, at that time,
                  within the USA, an employee of the Company in a managerial capacity for the purpose or with the intent of enticing such employee away from or out of the employ of the Company;

                           (iii) call upon any person or entity which is, at
                  that time, or which has been, within one (1) year prior to that time, a client of the Company within the

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                  USA for the purpose of soliciting or selling products or
                  services in direct competition with the Company within the USA;

                           (iv) call upon any prospective acquisition candidate,
                  on the Executive's own behalf or on behalf of any competitor, which candidate was, to the Executive's actual knowledge after due inquiry, either called upon by the Company or for which the Company made an acquisition analysis, for the purpose of acquiring such entity; or

                           (v) induce or attempt to induce any person known by
                  the Executive to be a customer, supplier, or business relation of the Company to cease doing business with the Company or in any way interfere with the relationship between the Company and any person known by the Executive to be a customer, supplier, licensee, or business relation of the Company.

         Notwithstanding the above, the foregoing covenants shall not be deemed to prohibit the Executive from acquiring as an investment not more than one percent (1%) of the capital stock of a competing business, whose stock is traded on a national securities exchange or over-the-counter.

         (b) Because of the difficulty of measuring economic losses to the Company as a result of a breach of the foregoing covenants, and because of the immediate and irreparable damage that could be caused to the Company for which the Company would have no other adequate remedy, the Executive agrees that the foregoing covenants may be enforced by the Company in the event of breach by the Executive, by injunctions and restraining orders.

         (c) The covenants in this Paragraph 3 are severable and separate, and the unenforceability of any specific covenant shall not affect the provisions of any other covenant. Moreover, in the event any court of competent jurisdiction shall determine that the scope, time or territorial restrictions set forth are unreasonable, then it is the intention of the parties that such restrictions be enforced to the fullest extent which the court deems reasonable, and this Agreement shall thereby be reformed.

         (d) The Executive acknowledges that the covenants in this Paragraph 3:
(i) are agreed to by the Executive as an inducement for and in consideration of the Company's entering into this Agreement; and (ii) contain limitations as to time, geographic area and scope of activity to be restrained that are reasonable and do not impose a greater restraint than is necessary to protect the goodwill or other business interests of Company.

         (e) The Executive agrees that all of the covenants in this Paragraph 3 shall be construed as an agreement independent of any other provision in this Agreement, that the Company shall be the beneficiary of and have the right to enforce such covenants, and that the existence of any claim or cause of action of the Executive against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of such covenants. It is specifically agreed that the period of one (1) year

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following termination of the Executive's employment stated at the beginning of this Paragraph 3, during which the agreements and covenants of the Executive made in this Paragraph 3 shall be effective, shall be computed by excluding from such computation any time during which the Executive is in violation of any provision of this Paragraph 3.

         4.       TERM AND TERMINATION.

         (a) TERM. The Executive's employment pursuant to this Agreement shall begin on the effective date of the Company's initial public offering, and shall terminate on the fourth anniversary of such effective date. This Agreement may be extended only by a further written agreement between the parties. Notwithstanding the foregoing, either party may terminate this Agreement as described below.

         (b) EXECUTIVE RESIGNATION. The Executive may terminate the Agreement by providing the Company with at least five (5) business days advance written notice. Upon termination of this Agreement by the Executive, the Executive shall be entitled to receive base salary accrued through the date of termination.

         (c) COMPANY TERMINATION WITHOUT CAUSE. The Company may terminate this Agreement without Cause (as defined below) by providing the Executive at least five (5) business days advance written notice. Upon termination of this Agreement by the Company without Cause, the Executive shall be entitled to receive base salary until the fourth anniversary of the effective date of the Company's initial public offering.

         (d) TERMINATION FOR CAUSE. The Company may terminate this Agreement without notice for Cause (as defined below). In the event the Company terminates the Executive's employment for Cause, the Executive shall be entitled to base salary accrued through the date of termination, but shall be entitled to no further rights or benefits hereunder. For purposes of this Agreement, "Cause" means, as determined in good faith by the Board of Directors of the Company, (1) the Executive's material and irreparable breach of this Agreement, (2) the Executive's gross negligence in the performance of any of his material duties and responsibilities hereunder (other than as a result of total or partial incapacity due to physical or mental illness); (3) the Executive's willful dishonesty or fraud with respect to the business or affairs of the Company; (4) the Executive's conviction of a felony crime; or (5) chronic alcohol abuse or illegal drug abuse by the Executive.

         (e) DEATH. Upon the death of the Executive during the term of this Agreement, the Company shall pay to the Executive's designated beneficiary(ies) base salary accrued through the last day of the month in which the date of death occurs.

         5. RETURN OF COMPANY PROPERTY. All records, files, business plans, financial statements, manuals, memoranda, lists, designs, patents, and other property delivered to or compiled by the Executive by or on behalf of the Company or any of its representatives, vendors or clients which pertain to the business of the Company shall be and remain the property of the Company and be subject at all times to its discretion and control. Likewise, all correspondence,

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reports, records, charts, advertising materials and other similar data pertaining to the business, activities or future plans of the Company which is collected by the Executive shall be delivered promptly to the Company without request by it upon termination of the Executive's employment.

         6. INVENTIONS AND WORKS. The Executive shall disclose promptly to the Company any and all significant conceptions and ideas for inventions, improvements and valuable discoveries, whether patentable or not, and any and all works of authorship (including computer software), whether copyrightable or not, which are conceived or made by the Executive, solely or jointly with another, during the period of employment or within six (6) months thereafter and which are directly related to the business or activities of Company and which the Executive conceives as a result of the Executive's employment by the Company. The Executive hereby assigns and agrees to assign all the Executive's interests therein to the Company or its nominee. Whenever requested to do so by the Company, the Executive shall execute any and all applications, assignments or other instruments that the Company shall deem necessary to apply for and obtain copyright registration or Letters Patent of the United States or any foreign country or to otherwise protect the Company's interest therein.

         7. TRADE SECRET, PROPRIETARY AND CONFIDENTIAL INFORMATION. The Executive acknowledges and agrees that during the course of the Executive's employment with the Company, the Executive may learn about, develop or be entrusted with Trade Secret, Proprietary and Confidential Information. The Company has in the past and will in the future use reasonable efforts to keep secret the Trade Secret, Proprietary and Confidential Information. The Executive expressly acknowledges and agrees that unless the Trade Secret, Proprietary and Confidential Information becomes publicly known through legitimate means not involving an act or omission by the Executive: (i) the Trade Secret, Proprietary and Confidential Information is, and at all times shall remain, the sole and exclusive property of the Company, (ii) the Executive shall use the utmost diligence to guard and protect the Trade Secret, Proprietary and Confidential Information from disclosure to any other person or entity except in the scope of the discharge of his duties to the Company; (iii) the Executive shall not use for his own benefit, or for the benefit of any other person or entity other than the Company, and shall not disclose, directly or indirectly, to any other person or entity, any of the Trade Secret, Proprietary and Confidential Information except in the scope of the discharge of his duties to the Company; and (iv) except in the scope of the discharge of his duties to the Company, the Executive shall not seek or accept any of the Trade Secret, Proprietary and Confidential Information from any former, present, or future employee of the Company.

         For purposes of this Agreement, "Trade Secret, Proprietary or Confidential Information" means any and all confidential, trade secret and/or proprietary information of the Company or its clients, including without limitation financial information, projected budgets, marketing strategies, past performances, client lists, pricing policies, operational methods, marketing plans or strategies, product development techniques or plans, flowcharts, software programs, data, systems, techniques, business acquisition plans, inventions and research projects and other business affairs or any other documents or materials, whether or not reduced to tangible form, pertaining to the business of Company.

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         8. COMPLETE AGREEMENT. This Agreement is not a promise of future employment. This written Agreement is the final, complete and exclusive statement and expression of the agreement between the Company and the Executive and of all the terms of this Agreement, and it cannot be varied, contradicted or supplemented by evidence of any prior or contemporaneous oral or written agreements. This written Agreement may not be later modified or extended except by a further writing signed by a duly authorized officer of the Company and the Executive, and no term of this Agreement may be waived except by writing signed by the party waiving the benefit of such term.

         9. NOTICE. Whenever notice is required hereunder, it shall be given in writing and addressed to the Company at the main business office, and to the Executive at the address reflected in the payroll records of the Company.

         10. GOVERNING LAW. This Agreement shall in all respects be construed according to the laws of the State of New York.

         11. ARBITRATION. Except where equitable relief is sought, any dispute, controversy or claim arising out of or relating to this Agreement, or breach thereof, shall be settled by arbitration in accordance with the rules of the American Arbitration Association by a single arbitrator. The arbitrator's award shall be final and binding upon both parties, and judgment upon the award may be entered in any court of competent jurisdiction in any state of the United States or country or application may be made to such court for a judicial acceptance of the award and an enforcement as the law of such jurisdiction may require or allow. Each party shall pay its own costs of arbitration, including attorney's fees.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                        QK HEALTHCARE, INC.

                                        By:_____________________________________
                                        Title:__________________________________

                                        MICHAEL SOSNOWIK
                                        ________________________________________
                                        Michael Sosnowik

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